UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2019

Quantenna Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37927	33-1127317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1704 Automation Parkway

San Jose, California 95131

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (669) 209-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	QTNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2019, Quantenna Communications, Inc., a Delaware corporation (“Quantenna” or the “Company”), held a special meeting of the Company’s stockholders in Menlo Park, California (the “Quantenna Special Meeting”). As of May 13, 2019, the Company’s record date for the Special Meeting, there were a total of 38,611,258 shares of common stock, par value $0.0001 per share, (the “Quantenna common stock”) outstanding and entitled to vote at the Quantenna Special Meeting. At the Quantenna Special Meeting, 28,097,701 shares of Quantenna common stock were present or represented by proxy and, therefore, a quorum was present. The Company’s stockholders voted on three proposals, each of which was approved by the requisite vote of the Company’s stockholders. The final voting results for the proposals are set forth below.

Proposal 1: A proposal to adopt the Agreement and Plan of Merger, dated March 27, 2019 (the “Merger Agreement”), among ON Semiconductor Corporation (“ON Semiconductor”), Raptor Operations Sub, Inc. (which “Merger Sub”), which is a wholly owned subsidiary of ON Semiconductor, and Quantenna, pursuant to which Merger Sub will be merged with and into Quantenna (the “Merger”), with Quantenna continuing as the surviving corporation in the Merger and a wholly owned subsidiary of ON Semiconductor (the “Merger Proposal”).

For	Against	Abstain
28,008,845	2,519	86,337

Proposal 2: A non-binding, advisory proposal to approve specified compensation that will or may become payable to Quantenna’s named executive officers in connection with the Merger.

For	Against	Abstain
27,800,694	172,620	124,387

Proposal 3: A proposal to adjourn the Quantenna Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Quantenna Special Meeting to adopt the Merger Agreement.

For	Against	Abstain
26,976,472	1,031,720	89,509

As a result of the receipt of sufficient votes of Quantenna’s stockholders with respect to the approval of Proposal 1, the board of directors of the Company did not exercise its authority to adjourn the Quantenna Special Meeting to a later date or time to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

The affirmative vote of Quantenna stockholders holding a majority of the outstanding shares of Quantenna common stock entitled to vote on the Merger Proposal satisfies one of the conditions to the closing of the merger contemplated by the Merger Agreement, which remains subject to other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTENNA COMMUNICATIONS, INC.
(Registrant)

Date: June 14, 2019	By:	/s/ Tom MacMitchell
Tom MacMitchell
General Counsel and Corporate Secretary